Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of WhiteGlove House Call Health, Inc. on Form S-1 of our report dated April 29, 2011 on the consolidated financial statements and financial statement schedule of WhiteGlove House Call Health, Inc. and to reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Irving, Texas

April 29, 2011